FORM OF NOTE



                      FORTUNE NATURAL RESOURCES CORPORATION
                           10% SECURED PROMISSORY NOTE



$200,000.00                                                         May 14, 2002



FOR VALUE RECEIVED, the undersigned, FORTUNE NATURAL RESOURCES CORPORATION, a Delaware corporation with offices at One Commerce Green, 515 West Greens Road, Suite 720, Houston, Texas 77067 ("Maker"), promises to pay to the order of BARRY
W. BLANK TRUSTEE FBO BARRY W. BLANK LIVING TRUST with an address at P. O. Box 32056, Phoenix, Arizona 85064 ("Payee"), on August 18, 2002 except as otherwise provided herein (the "Maturity Date"), the principal amount of Two Hundred Thousand Dollars ($200,000.00) in lawful money of the United States of America (the "Principal) together with all accrued interest.

The Note is secured by property of the Maker as provided herein. It bears simple interest (the "Interest") at the annual rate of ten percent (10%), payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued Interest thereon shall be paid in full. The Principal, Interest, and all interest on past due Principal and Interest, all other sums due and owing hereunder and under the Security Agreements (as hereinafter defined), are referred to as the "Obligations".

1.    Interest.
      --------

Maker will pay Interest on the first day of each January, April, July and October (the "Interest Payment Dates") commencing on July 1, 2002. With respect to the July payment, Interest on this Note will accrue from the date hereof; with respect to subsequent payments, Interest on this Note will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.
      -----------------

Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Maker may, however, pay Principal and Interest by its check, subject to collection, payable in such money. It may mail an Interest check to Payee's address as it first appears on this Note or such other address as the holder of this Note shall give by notice to Maker. The holder of this Note must surrender this Note to Maker when the Obligations have been paid or performed in full.


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3.    Designation of Collateral.
      -------------------------

This Note is secured by and entitled to the benefit of all security agreements, deeds of trust, mortgages and lien instruments executed by the Maker in favor of Payee (herein called the "Security Agreements"), and including without limitation that certain Mortgage, Deed of Trust and Assignment of Production of even date herewith from the Maker to the Payee, covering the Maker's interest in certain oil and gas leases and the proceeds therefrom, together with the personal property and fixtures located thereon, all as more particularly described therein.

4.    Covenants.
      ---------

Maker covenants and agrees that from and after the date hereof and until the date of repayment and performance in full of the Obligations it shall comply with the following conditions:

      (i) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries, if any, to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      (ii) Books and Records. Maker shall, and shall cause each of its subsidiaries, if any, to keep adequate books and records of account with respect to its business activities.

      (iii) Insurance. Maker shall, and shall cause each of its subsidiaries, if any, to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by Maker or such subsidiaries, as the case may be. All such policies are to be carried with reputable insurance carriers and shall be in such amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

      (iv) Compliance with Law. Maker shall, and shall cause each of its subsidiaries, if any, to comply in all material respects with all federal, state and local laws and regulations applicable to it or such subsidiaries, as the case may be, which if breached would have a material adverse effect on Maker's or such subsidiaries', as the case may be, business or financial condition.

5.    Representations and Warranties of Maker.
      ---------------------------------------

Maker represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof.

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6.    Maker's Right to Prepay.
      -----------------------

Maker may prepay this Note at any time.

7.    Acknowledgment of Payee's Investment Representations.
      ----------------------------------------------------

By accepting this Note, Payee acknowledges that this Note has not been and will not be registered under the Securities Act of 1933 (the "Act") or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by Payee herein, this
Note is being issued to Payee pursuant to an exemption from such registration provided by Section 4 (2) of the Act and applicable state securities law qualification exemptions. Payee represents that the acquisition of this Note is for investment purposes only and not with a view to resale or other distribution thereof, nor has it been acquired with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agrees that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note, effected on Maker's books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon. Maker may charge Payee a reasonable fee for any re- registration, transfer or exchange of this Note.

8.    Acceleration of Maturity.
      -------------------------

Each of the following events constitutes a default (each an "Event of Default") under this Note.

(a) Maker fails to pay any amount of Principal or Interest when due and payable, or

(b) Maker fails to pay or perform any other obligation when due, and such Obligation remains unpaid or unperformed after the Payee has given the maker thirty (30) days' notice and opportunity to cure; or


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(c) Maker suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety days; or

(d) Maker commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or

(e) Maker suffers the appointment of or taking possession by a receiver, custodian, trustee, or similar official of all or part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within ninety days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(f) Upon the occurrence of an Event of Default, this Note shall thereupon by immediately due and payable, without any further demand, presentment, notice, or demand, or any other notice or declaration of any kind; or

(g) A default occurs under any Security Agreement, and such default remains uncured after Payee has given Maker thirty (30) days' notice and opportunity to cure.

9.    Collection costs.
      -----------------

      If this Note is placed in the hands of attorneys for collection after default, Maker agrees to pay to the holder of this Note in addition to the Principal and Interest and all other sums comprising the Obligations, all the costs and expenses of said holder in enforcing this Note including, without limitation, reasonable attorneys' fees and legal expenses.

10.   Limitation of Liability.
      -----------------------

No director, officer, employee or stockholder, as such, of Maker shall have any liability for any obligations of Maker under this Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

11.   Limitation of Interest Payments.
      -------------------------------

Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept Interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the States of New York or Texas. Should Payee receive any payment which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.


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12.   Waiver of Presentment
      ---------------------

Maker and all endorsers, sureties, and guarantors of this instrument jointly and severally waive, as of the occurrence of an Event of Default but not before, presentment and notice of dishonor.

13.   Miscellaneous.
      -------------

(a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as an acquiescence in any default.

(b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Texas applicable to contracts made and to be performed entirely within such State.

(d) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(e) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like tenor in lieu of this Note.

(f) Modification of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

(g) Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via facsimile transmission if receipt thereof is confirmed by the recipient, or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.


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(h) Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and his heirs, successors and assigns.

(i) Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby, so long as this Note still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall either be renegotiated or rendered null and void.


IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.


                                  Fortune Natural Resources Corporation
                                  a Delaware corporation

        [SEAL]

                                  By: /s/ Tyrone J. Fairbanks
                                      -------------------------------------
                                      Tyrone J. Fairbanks, Chairman
                                      and Chief Executive Officer


ATTEST: /s/ Dean W. Drulias
        ---------------------------
        Dean W. Drulias, Secretary


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